Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements of Nuburu, Inc. (f/k/a Tailwind Acquisition Corp.), appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021. We also consent the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 7, 2023